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                                      EXHIBIT 21

                                 List of Subsidiaries

                                          of

                                    Rollins, Inc.



The following list sets forth subsidiaries of Rollins, Inc.
Each corporation whose name is indented is a wholly-owned subsidiary of the corporation next above which is not indented.


    Name                               State/Country of
    ----                                Incorporation
                                       ----------------

Orkin Exterminating Company, Inc.           Delaware

    Orkin Systems, Inc.                     Delaware
    Dettelbach Pesticide Corporation        Georgia
    Kinro Advertising Company               Delaware
    Orkin Expansion, Inc.                   Delaware
    Orkin S.A. de C.V.                      Mexico
    Orkin International, Inc.               Delaware
         Orkin Canada, Inc.                 Canada
         Orkin (Bahamas) Limited            Bahamas

Rollins Continental, Inc.                   New York

Rollins Expansion, Inc.                     Delaware

Rollins Supply, Inc.                        Delaware

Red Diamond Insurance Co.                   Vermont